UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

STONY HILL CORP.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

None

(IRS Employer Identification No.)

2355 Westwood Blvd., Suite 349

Los Angeles, California 90064

(Address of principal executive offices)(Zip Code)

(310) 356-7374

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2017, the board of directors of Stony Hill Corp., a Nevada corporation (the “Company”), appointed Chris Bridges as our President. Concurrent with the appointment of Mr. Bridges, Damian “Jr. Gong” Marley resigned as our President and Chief Executive Officer, but remains as our sole director.

Chris Bridges, age 38, has served as the Chief Executive Officer of Vessix Inx, a virtual payment systems business which provides payment services designed for the aviation industry, since January 2013. From January 2009 until September 2013, Mr. Bridges served as a director of Banctek Solutions, which provides merchant bankcard processing services to all types of merchants. From January 2005 until January 2008, Mr. Bridges was Executive Vice President - Acquisitions at PRS Assets, of Denver, Colorado.

Mr. Bridges has entered into an Indemnification Agreement, dated February 10, 2017, with the Company, pursuant to which the Company has agreed to indemnify Mr. Bridges for claims against him that may arise in connection with the performance of his duties as president of the Company.

Mr. Bridges does not have any other agreement, arrangement or understanding with the Company in connection with being appointed President.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Indemnification Agreement dated February 10, 2017, by and between Stony Hill Corp. and Chris Bridges

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stony Hill Corp.

Date: February 13, 2017	By:	/s/ John Brady
Name: John Brady
Title: Secretary

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